Exhibit 10.5

LETTER AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED MASTER SHELF AGREEMENT

As of April 24, 2003

The Prudential Insurance Company of America.

Pruco Life Insurance Company

Prudential Investment Management, Inc.

ING Life Insurance & Annuity Company

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4200E

Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Third Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (Effective as of January 13, 2003) (the “Agreement”), among you and Western Gas Resources, Inc., a Delaware corporation (the “Company”).  Unless otherwise defined in this Letter Amendment No. 1 to Third Amended and Restated Master Shelf Agreement (this “Amendment”), the terms defined in the Agreement shall be used herein as therein defined.

The Company has requested and, subject to the terms and conditions specified herein, the undersigned holders of the Notes are willing to make, certain amendments to the Agreement, all as more particularly set forth herein.

1.             Amendments to the Agreement.  Subject to the accuracy of the representations and warranties set forth in paragraph 2 hereof and satisfaction of the conditions set forth in paragraph 3(c) hereof, the undersigned holders of the Notes hereby agree with the Company to amend, effective as of the date first above written, the Agreement as follows:

(a)           Paragraph 3A.  Conditions of Closing.  Paragraph 3A(6) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“3A(6).  Amendment of Credit Agreements.  The NCNB Agreement shall not require (or if so required, such conditions shall simultaneously terminate) (i) the grant of a Lien on any property of the Company or any Subsidiary (other than, so long as the Intercreditor Agreement is in effect, the Collateral) or (ii) the delivery of any security agreement (other than, so long as the Intercreditor Agreement is in effect, the Security Documents) or the guaranty or agreement to provide guaranties of the obligations of the Company under such agreements other than any Bank Guaranty which is subject to the Intercreditor Agreement and for which the Purchaser shall have received a Guaranty from such Guarantor.  In addition, such agreements shall not require that any lenders party thereto, or an agent or representative thereof (other than, so long as the Intercreditor Agreement is in effect, the Collateral Agent), be named as beneficiary or loss payee on any insurance policy and no insurance policy of the Company or any Subsidiary shall so name any lender or agent (other than, so long as the Intercreditor Agreement is in effect, the Collateral Agent) as beneficiary or loss payee.”

(b)           Paragraph 5.  Affirmative Covenants.

(I)            Paragraph 5A of the Agreement is amended to (A) delete the word “and” from the end of the existing clause (vii), (B) renumber the existing clause (viii) to become clause (xi), and (C) insert new clauses (viii), (ix) and (x) that read as follows:

“(viii)      by January 30th of each year after the occurrence of a Debt Rating Downgrade, an Engineering Report concerning the oil and gas reserves of the Company and its Subsidiaries as of the preceding December 31st, which report shall (A) be prepared by independent petroleum engineers chosen by the Company and acceptable to Prudential, (B) contain sufficient information to enable the Company to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, (C) distinguish (or be delivered together with a certificate from an appropriate officer of the Company which distinguishes) those properties covered by the report which are Collateral from those properties covered by the report which are not Collateral, and (D) otherwise be in form satisfactory to Prudential;

(ix)           by August 31 of each year after the occurrence of a Debt Rating Downgrade, an Engineering Report prepared as of the preceding July 1 by petroleum engineers who are employees of the Company (or by the independent engineers named above), together with an accompanying report on property sales, property purchases and changes in categories, both of which reports shall be in the same form and scope as the reports described in clause (viii) above;

(x)            concurrently with the reports described in clauses (viii) and (ix), a report describing material gas imbalances and curtailments of production for the Oil and Gas Collateral; and”

(II)           Paragraph 5E of the Agreement is amended to add a new sentence to the end thereof that reads as follows:

“The Company shall also notify Prudential immediately of any announcement by Moody’s or S&P of any downward change or possible downward change in a Debt Rating of which any officer has knowledge.”

(III)         Paragraph 5 of the Agreement is amended to add new paragraphs 5P, 5Q, 5R, 5S, 5T, 5U and 5V that read as follows:

“5P. Covenant to Pledge Stock. The Company shall, and shall cause its Subsidiaries to (i) promptly (and in any event within 30 days after acquiring such equity interests) pledge to the Collateral Agent the equity interests in each Domestic Subsidiary Guarantor that is now owned or hereafter acquired by it, in each case pursuant to such documents as the Collateral Agent shall deem appropriate for such purpose and (ii) concurrently with each such pledge, deliver to the Collateral Agent documents of the types referred to in clauses (ii) through (vii) of paragraph 3A(1) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) above), all in form, content and scope reasonably satisfactory to the Collateral Agent; provided, that, no PUC Subsidiary shall be required to execute and deliver any Security Document pursuant to this paragraph 5P or paragraph 5Q unless all required regulatory approvals shall have been obtained for such Security Document from each applicable PUC and, to the extent applicable, FERC.  The Company shall cause each PUC Subsidiary required to deliver a Security Document pursuant to paragraph 5P or paragraph 5Q to use its best efforts to obtain the approval of the applicable PUC and, to the extent applicable, FERC for such Security Document.  In the event that the any PUC or FERC shall require that the equity interests of a PUC Subsidiary be released from the Lien in favor of the Collateral Agent, the Collateral Agent shall so release such equity interests; provided that all equity interests of a replacement Subsidiary acceptable to Prudential shall have been pledged to Collateral Agent for the benefit of the holders of the Notes unless all potential replacement Subsidiaries are PUC Subsidiaries and are prohibited by the applicable PUCs or FERC from having their equity interests pledged to the Collateral Agent.”

5Q.          Agreement to Deliver Mortgages.  At all times after a Debt Rating Downgrade, the Notes and other obligations under this Agreement shall be secured by first and prior Liens (subject only to Liens permitted by paragraph 6C(1)) covering and encumbering 75% of the total present value (utilizing the Collateral Agent’s usual and customary pricing and discount rates for oil and gas loans, as in effect from time to time) of all oil and gas properties covered by the reserve reports most recently delivered to the Collateral Agent (the “Oil and Gas Collateral”).  Subject to the limitations in paragraph 5P, the Company agrees to deliver and to cause each of its Subsidiaries, to the extent the Company or such Subsidiary, as the case may be, owns Oil and Gas Collateral, to deliver to secure the Notes and other obligations under this Agreement, deeds of trust, mortgages, chattel mortgages, security agreements and other Security Documents, which shall be in substantially the form of Exhibit I attached hereto, for the purpose of granting, confirming, and perfecting first and prior liens or security interests in the Oil and Gas Collateral.  Such Security Documents shall be delivered to the Collateral Agent on or before July 23, 2003, but shall not be recorded until a Debt Rating Downgrade occurs.  To the extent necessary to comply with the requirements of the first sentence of this paragraph 5Q, within 60 days after the delivery of each Engineering Report pursuant to clause (viii) or (ix) of paragraph

5A, the Company shall, and shall cause its Subsidiaries that own Oil and Gas Collateral to, execute and deliver to the Collateral Agent, for the ratable benefit of each holder of the Notes, supplements to the Security Documents or new Security Documents substantially in the form of Exhibit I hereto, duly executed by the Company and any such Subsidiary (as applicable), together with such other assignments conveyances, amendments, agreements and other writings (each duly authorized and executed) as the Collateral Agent or Prudential shall deem reasonably necessary to grant, evidence and perfect the Liens required by this paragraph 5Q.

5R.          Title Review.  After a Debt Rating Downgrade and from time to time when additional Oil and Gas Collateral is required to be delivered pursuant to paragraph 5Q, the Company agrees that the Collateral Agent’s counsel shall be entitled to review the lease files and existing title reports and title opinions covering such additional Oil and Gas Collateral.  Based upon such review and in order to confirm title of the Company and its Subsidiaries to such Oil and Gas Collateral, the Collateral Agent may request, and the Company agrees to deliver, within 90 days after any Debt Ratings Downgrade, such additional favorable reports and/or title opinions which either the Collateral Agent or Prudential determines in their reasonable judgments are necessary from Persons acceptable to the Collateral Agent and Prudential with respect to any such Oil and Gas Collateral to confirm that the Company and/or its Subsidiaries own such Oil and Gas Collateral free and clear of all Liens except Liens permitted by paragraph 6C(1).

5S.           Perfection and Protection of Security Interests and Liens.  The Company will from time to time deliver, and will cause each of its Subsidiaries from time to time to deliver, to the Collateral Agent any authorizations to file financing statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) in form and substance reasonably satisfactory to the Collateral Agent, which the Collateral Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing the Notes and other obligations hereunder.

5T.          Production Proceeds.  Notwithstanding that, by the terms of the Security Documents which may be delivered to the Collateral Agent pursuant to paragraph 5Q, one or more Subsidiaries of the Company will, after a Debt Rating Downgrade, assign the Collateral Agent all of the “Production Proceeds” (as defined in Exhibit I attached hereto) accruing to the property covered thereby, so long as no Default has occurred such Subsidiaries may continue to receive from the purchases of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified.  Upon the occurrence of a Default, the Collateral Agent may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by the Subsidiaries or to receive directly from the purchasers of production all other Production Proceeds.

In no case shall any failure, whether intentional or inadvertent, by the Collateral Agent to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of rights hereunder or under the Security Documents, nor shall any release of any Production Proceeds by the Collateral Agent to the Subsidiaries constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Collateral Agent to collect other Production Proceeds thereafter.

5U.          Sale or Disposal or Property.  Notwithstanding that dispositions of Oil and Gas Collateral may be prohibited by the terms of the Security Documents, so long as no Default has occurred, the Subsidiaries that are parties to the Security Documents may make dispositions of Oil and Gas Collateral that are permitted by paragraph 6C(5).

5V.          Limitation on Effectiveness.  Notwithstanding anything to the contrary contained herein or in any Mortgage, none of the Mortgages will be effective or enforceable in any manner whatsoever at any time prior to the occurrence of a Debt Rating Downgrade.  Without limitation of the foregoing, the Collateral Agent shall not be entitled to any of the rights or remedies available to it solely under the Mortgages prior to the occurrence of a Debt Rating Downgrade.  It is not the intent of the parties hereto that the provisions of this paragraph 5V violate any applicable law regarding the rule against perpetuities, the suspension of the absolute power of alienation, or other rules regarding the vesting or duration of estates.  The provisions of this paragraph 5V shall be construed as not violating any such rule to the extent the same can be so construed consistent with the intent of the parties.  In the event that the provisions of this paragraph 5V are determined to violate any such rule, then this paragraph 5V shall nevertheless be effective only for the maximum period (but not longer than the maximum period) permitted by such rule that will result in no violation.  At such time as this paragraph 5V is no longer effective, neither will the Mortgage be effective or enforceable.  To the extent the maximum period is permitted to be determined by reference to “lives in being,” the parties hereto agree that “lives in being” shall refer to the lifetime of the last to die of the living lineal descendants of the late Joseph P. Kennedy (father of the late President of the United States of America).”

(c)           Negative Covenants.

(I)            Paragraph 6A(3) of the Agreement is amended by deleting the percentage “35%” in such paragraph and inserting the percentage “40%” in lieu thereof; provided, that, if the NCNB Agreement is subsequently amended to decrease the percentage contained in a covenant similar to paragraph 6A(3), the Company shall promptly notify Prudential of such amendment and promptly enter into an amendment to the Agreement to decrease the percentage in paragraph 6A(3) to the percentage contained in the NCNB Agreement.

(II)           Paragraph 6A(4) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“6A(4).  Total Fixed Charge Coverage Ratio.  For each fiscal quarter of the Company, the ratio of (i) the sum of (a) the Consolidated Net Earnings of the Company for the four immediately preceding fiscal quarters of the Company, plus (b) the Company’s consolidated interest expense and provision for income taxes, depreciation and amortization for the four immediately preceding fiscal quarters of the Company that were taken into account for determining such Consolidated Net Earnings to (ii) the Company’s consolidated accrued interest expense for the four immediately preceding fiscal quarters to be less than the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Minimum Ratio
Effective Date through December 30, 2002	2.50 to 1.00
December 31, 2002 through December 31, 2003	3.25 to 1.00
March 31, 2004 through December 31, 2004	3.75 to 1.00
March 31, 2005 and thereafter	4.25 to 1.0

(III)         Paragraph 6C(1) of the Agreement is amended by deleting the existing clause (viii) and inserting the following in lieu thereof:

“(viii) Liens created by the Security Documents and, if the Intercreditor Agreement is in effect, Liens created by the Bank Pledge Agreements (as defined in the Intercreditor Agreement), and”

(IV)         Paragraph 6F is amended by deleting the existing definition of “Hedging Transactions” set forth therein and inserting the following in lieu thereof:

“Hedging Transactions” shall mean, with respect to the Company and its Subsidiaries, any commodity basis swap, forward commodity transaction, commodity swap, commodity option, commodity index swap, commodity cap transaction, commodity floor transaction, commodity collar transaction, and any similar transaction that relate to commodities (including any option with respect to the foregoing transactions but excluding any commodity floor transactions with regard to which the Company and its Subsidiaries do not have any liabilities (whether contingent, matured or otherwise) to third parties other than the initial purchase price paid by the Company or such Subsidiary with respect to the acquisition of such commodity floor transaction) or any combination of the foregoing transactions.

(d)           Events of Default.

(I)            Paragraph 7A of the Agreement is amended by deleting the existing clauses (iv), (v), (xvi) and (xvii) and inserting the following in lieu thereof:

“(iv)  any representation or warranty made by the Company herein or in any Security Document to which it is a party, by any Guarantor in any Guaranty or in any Security Document to which it is a party, or by the Company, any Guarantor or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement, any Guaranty or any Security Document shall be false in any material respect on the date as of which made; or

(v)  the Company fails to perform or observe any term, covenant or agreement contained in (x) the final sentence of paragraph 5E (y) paragraph 5M, 5N, 5P or 5Q or (z) paragraph 6; or

(xvi)  any Guaranty, for any reason other than as specified therein or, with regard to PUC Subsidiaries, in accordance with the limitations set forth in paragraph 5P, ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested or the Guarantor denies that it has any further liability under the Guaranty, or the Guarantor shall default in the performance or observance of any of its obligations under the Guaranty, and such default shall not have been remedied within 30 days; or

(xvii)  any Security Document, for any reason other than as specified therein or, with regard to PUC Subsidiaries, in accordance with the limitations set forth in paragraph 5P, ceases to be in full force and effect or is declared null and void or shall cease to create a valid first priority mortgage or deed of trust lien, as applicable, on any of the collateral purported to be covered thereby that constitutes real property of fixtures or shall cease to create a valid and perfected first priority security interest in any of collateral purported to be covered thereby, or the validity or enforceability thereof is contested or the Company or the Guarantor party thereto or if any such Person denies that it has any further liability thereunder, or if any such Person shall default in the performance or observance of any of its obligations thereunder and such default shall not have been remedied within 30 days;”

(II)           Paragraph 7D of the Agreement is amended by adding the following to the end thereof:

“All amounts recovered as the result of the exercise of such remedies or from distributions or other payments under the Intercreditor Agreement shall be applied in accordance with the following priorities (with all partial payments of amounts owing within each category being allocated ratably in accordance with the amounts so owing to each holder of Notes): first, to the payment of all fees, indemnities, costs and expenses then owing under this Agreement, the Notes, the Guaranties, the Security Documents and any other instruments or agreements executed in connection herewith or therewith; second, after payment in full of the amounts set forth in clause first above, to the payment of the Make-Whole Amount, if any, then owing; third, after payment in full of the amounts set forth in clause second above, to the payment of all accrued and unpaid interest then owing under the Notes; fourth, after payment in full of the amounts set forth in clause third above, to the payment of principal then outstanding under the Notes; and fifth, after payment in full of the amounts set forth in clause fourth above, to the Company or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.”

(e)           Covenants. Paragraphs 9C(1), 9(C)(2) and 9C(3) of the Agreement are deleted in their entirety and the following are inserted in lieu thereof:

“9(C)(1).  Appointment of Collateral Agent.  Each holder of any Note that is not a signatory to the Intercreditor Agreement, by acceptance of a Note, hereby irrevocably appoints and authorizes NCNB, together with its successors in such capacity under the Intercreditor Agreement, to act as Collateral Agent with such powers and discretions as are specifically delegated to the Collateral Agent under the Intercreditor Agreement.  Promptly upon the request of Prudential, each such holder shall execute and deliver a counterpart of the Intercreditor Agreement or a joinder agreement in form and substance satisfactory to Prudential in order to further evidence such appointment.

9(C)(2).  Acceptance of Intercreditor Provisions.  Each holder of any Note that is not a signatory to the Intercreditor Agreement, by its acceptance of a Note, agrees to all of the terms, covenants, agreements and indemnifications that are binding on the holders of the “Prudential Notes” under the Intercreditor Agreement.  Promptly upon the request of Prudential, each such holder shall execute and deliver a counterpart of the Intercreditor Agreement or a joinder agreement in form and substance satisfactory to Prudential in order to further evidence such agreement.

9(C)(3)      [Intentionally Deleted].”

(f)            Definitions.

(I)            Paragraph 10B of the Agreement is amended by deleting the existing definitions of “Collateral”, “Collateral Agent”, “Intercreditor Agreement”, “NCNB Agreement” and “Prudential” and inserting the following definitions in lieu thereof:

“Collateral” shall mean (i) all of the “Collateral” as defined in each Pledge Agreement, and (ii) all of the other real or personal property of the Company, MIGC or any other Person in which a lien or security interest is granted pursuant to the Mortgages or any other Security Document.

“Collateral Agent” shall mean NCNB, in its capacity as Collateral Agent under the Intercreditor Agreement and any successors thereunder.

“Intercreditor Agreement” shall mean the Intercreditor dated as of April 24, 2003, among Prudential, the holders of the Notes, the banks party to the NCNB Agreement, and Bank of America, as collateral agent, as the provisions thereof may from time to time be amended or waived in compliance with the terms thereof.

“NCNB Agreement” shall mean that certain Credit Agreement dated as of April 24, 2003, among the Company, Bank of America, as Administrative Agent and L/C Issuer, Bank One, NA and Fleet National Bank, as Co-Syndication Agents, The Royal Bank of Scotland plc and Wachovia Bank, National Association, as Co-Documentation Agents, and the lenders party thereto, as the provisions thereof may from time to time be amended or waived in compliance with paragraph 6E.

“Prudential” shall mean Prudential Investment Management, Inc.

(II)           The following definitions are inserted in paragraph 10B in the appropriate alphabetical positions therein:

“Debt Rating” shall mean, as of any date of determination, the rating as determined by either S&P or Moody’s of the Company’s Debt under the NCNB Agreement or any replacement credit facility therefor; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the lower of such Debt Ratings shall apply.

“Debt Rating Downgrade” shall mean that (i) a Debt Rating is not issued by S&P on or before September 30, 2003, or (ii) a Debt Rating is not issued by Moody’s on or before September 30, 2003, or (iii) the Debt Rating by S & P is issued at a rating less than BB or is subsequently reduced to BB – or lower, or (iv) the Debt Rating by Moody’s is issued at a rating less than Ba2 or is subsequently reduced to Ba3 or lower, or (v) either the Debt Rating by S&P or the Debt Rating by Moody’s is withdrawn; provided that if either of such Debt Ratings is withdrawn due to a condition or event that is not caused by or attributable to Company or Company’s financial condition and/or operations, such withdrawal shall not constitute a Debt Rating Downgrade if (A) within 90 days after the date on which such Debt Rating is withdrawn, the Required Holder(s) have approved a Replacement Rating Agency selected by Company and Prudential in accordance with the terms of paragraph 11R, and (B) such Replacement Rating Agency has issued a Debt Rating acceptable to Required Holder(s) within a reasonable period of time after such Replacement Rating Agency is approved by Required Holder(s), such reasonable time period to be determined by Required Holder(s).

“Domestic Subsidiary Guarantor” means any Subsidiary that is (i) organized under the laws of any political subdivision of the United States, and (ii) required to execute and deliver a Guaranty pursuant to paragraph 5M of this Agreement.

“FERC” shall mean the Federal Energy Regulatory Commission and successor or successors to all or any part of its functions or jurisdictions.

“Mortgage” shall mean, collectively, any Mortgage, Assignment, Security Agreement, Fixture Filing, and Financing Statement or similar agreement delivered by any one or more Subsidiary of the Company with regard to the Oil and Gas Collateral pursuant to paragraph 5Q.

“Oil and Gas Collateral” shall have the meaning specified in paragraph 5Q.

“PUC” shall mean any applicable public utilities commission for any state or other jurisdiction in which the Company or any Subsidiary conducts business and any successor or successors to all or any part of its functions or jurisdictions.

“PUC Subsidiary” shall mean any Subsidiary that is required to be regulated as a public utility or a natural gas company under applicable law and that is prohibited under such applicable law from incurring a Guaranty and/or granting Liens or security interests in any Collateral, in each case without the approval of the applicable public utility commission having regulatory authority over such PUC Subsidiary or FERC (to the extent regulated by FERC).

“Replacement Ratings Agency” shall have the meaning specified in paragraph 11R.

“Security Documents” shall mean all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by the Company or any Subsidiary to Prudential, the holders of the Notes or the Collateral Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the obligations hereunder or under the Notes or the performance of the other duties and obligations of the Company or any Subsidiary under this Agreement, including, without limitation, the Mortgages and the Pledge Agreements.

(g)           Miscellaneous. The Agreement is amended to add a new paragraph 11R that reads as follows:

“11R.      Replacement Rating Agency.  If a Debt Rating Downgrade occurs under clause (v) of the definition of Debt Rating Downgrade due to a condition or event that is not caused by or attributable to Company or Company’s financial condition and/or operations, Prudential and the Company shall select a proposed replacement for the rating agency that has withdrawn its Debt Rating.  Promptly thereafter, Prudential shall submit the name of such proposed replacement rating agency to the holders of the Notes for approval, together with such information regarding such rating agency as it deems necessary.  Within 10 Business Days of its receipt of such notice, each holder shall advise Prudential in writing as to whether it approves such proposed replacement rating agency.  If any holder does not respond in writing to Prudential within such 10-Business Day period, such holder shall be deemed to have approved the proposed replacement rating agency.  If such proposed replacement rating agency is approved (or deemed approved) by Required Holder(s), it shall be the “Replacement Rating Agency.”

(h)           Exhibit I.  A new Exhibit I is added to the Agreement in the form attached as Exhibit I hereto.

3.             Representations and Warranties. In order to induce each of you to enter into this Amendment, the Intercreditor Agreement (as defined in paragraph 1(f)(I) hereof) and the Pledge Agreement Amendments (as defined in paragraph 4(c)(IV) hereof), the Company hereby represents and warrants as follows:

(a)           Due Authorization; Noncontravention.  The execution, delivery and performance by the Company and each Guarantor of this Amendment, the Intercreditor Agreement and the Pledge Agreement Amendments have been duly authorized by all necessary corporate or limited liability company action, as applicable, and do not and will not (i) contravene the terms of the charter and by-laws or other organizational documents of the Company or any Guarantor, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than the Liens created by the Security Documents) under, any document evidencing any contractual obligation to which any such Person is a party or any order, injunction, writ or decree of any governmental authority binding on any such Person or its property, or (iii) violate any applicable law binding on or affecting any such Person.

(b)           Binding Effect.  This Amendment, the Intercreditor Agreement and the Security Documents (as defined in paragraph 1(f)(II)), as amended by the Pledge Agreement Amendments, constitute the legal, valid and binding obligations of the Company and the Guarantors, enforceable against such Persons in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

(c)           Representations and Warranties.  The representations and warranties of the Company and the Guarantors set forth in the Agreement, the Guaranties and the Security Documents are true and correct on and as of the date hereof, both before and after giving effect to the effectiveness of this Amendment (except to the extent such representations and warranties expressly are limited to an earlier date, in which such representations and warranties are true and correct on and as of such earlier date).

(d)           No Defaults.  No Default or Event of Default exists under the Agreement, the Notes, any Guaranty, any Security Document or any other agreement or instrument executed in connection therewith and no default or event of default exists under the NCNB Agreement, any agreement or instrument executed in connection therewith or any other material contract or agreement to which the Company or any of the Guarantors is a party, and, to the Company’s knowledge, no such default or event of default is imminent.

4.     Miscellaneous.

(a)           Effect on Agreement.  On and after the effective date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement and each reference in the Notes and all other documents executed in connection with the Agreement to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(b)           Counterparts. This Amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.  Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

(c)           Effectiveness. This Amendment shall become effective as of the date first above written when and if each of the conditions set forth in this subparagraph (c) shall have been satisfied.

(I)            Amendment. Counterparts of this Amendment shall have been executed by the Company, each Guarantor and the Required Holder(s) and shall have been delivered to Prudential.

(II)           NCNB Loan Documents.  The Loan Documents (as defined in the NCNB Agreement) shall have been executed by all parties thereto, a final copy and execution pages thereof shall have been delivered to Prudential and all of such Loan Documents shall be in form and substance satisfactory to Prudential and in full force and effect.

(III)         Intercreditor Agreement.  The Intercreditor Agreement (as defined in paragraph 1(k)) shall have been executed by all parties thereto, a counterpart thereof shall have been delivered to Prudential and such Intercreditor Agreement shall be in form and substance satisfactory to Prudential and in full force and effect.

(IV)         Pledge Agreement Amendments.  Each of the Amendments No. 2 to Pledge Agreement in the forms attached as Exhibits A-1 and A-2, respectively (collectively, the “Pledge Agreement Amendments”), shall have been executed by all parties thereto, a counterpart thereof shall have been delivered to Prudential and each such Pledge Agreement Amendment shall be in full force and effect.

(V)           Representations and Warranties.  Each of the representations and warranties made in this Amendment shall be true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Amendment.

(VI)         Fees and Expenses of Counsel.  The Company shall have paid the estimated fees, costs and out-of-pocket expenses incurred by external counsel to Prudential in connection with the preparation, negotiation, execution and delivery of this Amendment, the Intercreditor Agreement, the Pledge Agreement Amendments and all transaction contemplated hereby and thereby.

(d)           Expenses.  The Company confirms its agreement, pursuant to paragraph 11B of the Agreement, to pay promptly all expenses of the undersigned holders of Notes related to the preparation, reproduction, execution and delivery of this Amendment, the Intercreditor Agreement, the Pledge Agreement Amendments and all matters contemplated hereby and thereby, including without limitation all fees and expenses of counsel to such parties.

(c)           Governing Law.   THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(f)            Affirmation of Obligations and Liens.  Notwithstanding that such consent is not required thereunder, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto, the Intercreditor Agreement by the parties thereto and the Pledge Agreement Amendments by the parties thereto. As a material inducement to the undersigned to amend the Agreement and to enter into the Intercreditor Agreement and the Pledge Agreement Amendments, each of the Guarantors respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty and Pledge Agreement, if any, to which it is a party, and any Liens granted thereunder, and (ii) agrees that the execution, delivery and performance of this Amendment, the Intercreditor Agreement and the Pledge Agreement Amendments shall not in any way release, diminish, impair, reduce or otherwise affect its obligations under any such Guaranty or Pledge Agreement or any Liens granted thereunder.

(g)           FINAL AGREEMENT.  THIS AMENDMENT, TOGETHER WITH THE INTERCREDITOR AGREEMENT, THE AGREEMENT, THE PLEDGE AGREEMENTS AND THE PLEDGE AGREEMENT AMENDMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page is intentionally left blank; signature pages follow]

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning a counterpart of this Amendment to Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, CO 80202, Attention: General Counsel.

Very truly yours,

WESTERN GAS RESOURCES, INC.

		By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President- CFO

Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Ric E. Abel
Ric E. Abel
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Ric E. Abel
Ric E. Abel
Vice President

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Ric E. Abel
Ric E. Abel
Vice President

ING LIFE INSURANCE & ANNUITY COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc., General Partner

		By:	/s/ Ric E. Abel
Ric E. Abel
Vice President

Agreed and acknowledged by each of the undersigned for

the purposes set forth in paragraph 4(f).

MIGC, INC.
MGTC, INC.
WESTERN GAS RESOURCES-TEXAS, INC.
MOUNTAIN GAS RESOURCES, INC.
LANCE OIL & GAS COMPANY, INC.

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President- CFO

WESTERN GAS WYOMING, L.L.C.

By:	Western Gas Resources, Inc., its sole member

	By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President- CFO

EXHIBIT A-1

[FORM OF AMENDMENT NO. 2 TO PLEDGE AGREEMENT]

To be attached.

EXHIBIT A-2

[FORM OF AMENDMENT NO. 2 TO PLEDGE AGREEMENT]

To be attached.

EXHIBIT I

[FORM OF MORTGAGE]

To be attached.